UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 19, 2008
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
471 Brighton Drive
Bloomingdale, Illinois 60108
(Address of Principal Executive Offices, including Zip Code)
(630) 372-6800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Adoption of 2008 Short Term Incentive Plan
     On March 19, 2008, the Board of Directors, upon the recommendation and approval of the Compensation Committee of the Board, adopted and renewed the company’s Short Term Incentive Plan for the current year. The plan is designed to provide compensation incentives for the officers and key employees of PCTEL based on corporate- and business unit-level performance goals for 2007.
     For purposes of the determining the compensation of the Chief Executive Officer and the other executive officers of PCTEL, the Short Term Incentive Plan is governed by the Executive Compensation Plan, adopted and approved by the Board of Directors and approved by the PCTEL stockholders in 2007. These officers have been identified as participants in the Executive Compensation Plan for 2008. The Executive Compensation Plan permits incentive awards paid under the 2008 Short Term Incentive Plan to qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code.
     The material terms of the 2008 Short Term Incentive Plan include the following:
•	All incentives to be paid to employees under the plan will be paid in shares of the company’s common stock under the 1997 Stock Plan. The number of common shares to be paid to a particular employee will be determined by dividing the total incentive amount awarded to such employee by the closing price of the company’s common stock on Nasdaq on the trading day that is the effective date of the award determined by the Compensation Committee. It is expected this determination under the 2008 Short Term Incentive Plan will be made by the Compensation Committee in the first quarter of 2009. Such shares when issued will be fully vested.

•	The performance criteria under the plan are comprised of corporate goals and/or goals corresponding to the organizational unit of the participating employee. PCTEL currently operates with three organizational units: within the company’s Broadband Technology Group, there are the Antenna Products Group (APG) and the RF Solutions Group (RFSG). In addition, there is a Global Sales organizational unit. For officers whose responsibilities are not confined to a particular organizational unit, the goals are weighted 100% in favor of corporate goals; for employees with organizational unit responsibilities, the weighting of the goals is allocated between the corporate goals and goals of the particular organizational unit.

•	Corporate goals are defined in terms of planned 2008 revenue of $79 million and planned 2008 EBTA of $11.85 million (earnings before taxes, amortization of intangible charges for goodwill, restructuring charges, gain on the sale of the company’s Mobility Solutions Group in January 2008, and amortization of stock-based compensation charges) of PCTEL on a consolidated basis. Organizational unit goals are generally defined in terms of targeted operational goals under the control of the participating employee based on organizational unit activities. The goals for APG and RFSG include targeted revenue, EBTA contribution and other operating measures for each particular unit for 2008. The goals for Global Sales include planned corporate revenue and organizational budget control.

•	Achievement in full of a particular planned corporate goal and/or targeted organizational unit goal results in a score of 40% for purposes of incentive awards, with the exception that for Global Sales, achievement of planned corporate revenue results in a score of 75%. Overachievement of a planned or targeted goal by specified amounts can result in scores of up to 100%, and underachievement by specified amounts can result in scores down to 0%. Scores for corporate and organizational unit goals are aggregated and averaged on a weighted basis in determining the amount of a particular award.

•	Each participant in the plan is eligible to be awarded a maximum incentive expressed as a percentage of that participant’s annual salary. This percentage in general is higher for the executive and other senior officers of the Company.
     Additional information relating to the terms of the plan applicable to the Chief Executive Officer and other named executive officers of the company is summarized in the following table:

	Maximum Incentive as a
	Percentage of 2008 Annual
Name and Title	Salary	Weighting of Goals
Martin H. Singer,	100%	100% corporate
Chairman of the Board and Chief Executive Officer
John W. Schoen,	80%	100% corporate
Chief Financial Officer
Jeffrey A. Miller,	80%	30% corporate
Vice President and		70% APG specific
General Manager, Antenna Products Group
Luis Rugeles, Vice President	80%	30% corporate
and General Manager, RF Solutions Group		70% RFSG specific
Robert Suastegui,	80%	80% corporate
Vice President and General Manager, Global Sales		20% Global Sales specific
Performance-Based and Time-Based Restricted Stock Grants
     On March 19, 2008, the Board of Directors, upon the recommendation and approval of the Compensation Committee, also approved the grant of long term incentives under the company’s 1998 Stock Plan to the named executive officers of the company as identified in the table below. These grants are summarized as follows:

	Number of Service-Based	Number of Performance-Based
Name and Title	Restricted Shares	Restricted Shares
Martin H. Singer, Chairman of the Board and Chief Executive Officer	45,600	10,000
John W. Schoen, Chief Financial Officer	13,000	3,000
Jeffrey A. Miller, Vice President and General Manager, Antenna Products Group	19,200	4,000
Luis Rugeles, Vice President and General Manager, RF Solutions Group	16,000	4,000
Robert Suastegui, Vice President and General Manager, Global Sales	14,000	4,000
     The number of performance-based restricted shares awarded to an officer will vest on an annual basis, subject to that officer’s continued service and based on the achievement of corporate performance measures. These measures consist of (i) annual revenue growth of 15% and (ii) annual “pro forma” net income growth of 15% (i.e., net income as adjusted for the exclusion of licensing fees, restructuring charges, intangible charges for goodwill, gain on the sale of the company’s Mobility Solutions Group in January 2008, and stock-based compensation charges), assessed each fiscal year over a period of four years. The number of performance-based restricted shares shown in the table is the target number of shares. The actual number of shares to be vested may be more or less than the target number, based on over- or under-achievement of the identified corporate performance measures, ranging from 150% to 0%.
     The number of service-based restricted shares awarded to an officer in general will vest in equal annual increments over a period of four years, subject to that officer’s continued service. The service-based stock grants awarded to Messrs. Singer and Miller in 2008 will vest in total in 2012, also subject to that officer’s continued service.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 25, 2008

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer